LEDGEWOOD, PC
1900 Market Street
Suite 750
Philadelphia, PA 19103

April 3, 2013

RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, PA 19104

Ladies and Gentlemen:

We have acted as counsel to RAIT Financial Trust (the “Company,” “RAIT,” “you,” or “your”) in connection with the offer and sale of up to 9,200,000 of the Company’s common shares of beneficial interest, par value $0.03 per share (the “Common Stock”), including up to 1,200,000 shares of Common Stock to be issued pursuant to an over-allotment option, pursuant to the preliminary prospectus supplement, subject to completion, dated March 27, 2013, the prospectus supplement dated March 28, 2013, and the accompanying prospectus dated September 9, 2011 that form a part of the Company’s effective Registration Statement on Form S-3, as amended (File No. 333-175901) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). You have requested our opinion regarding certain U.S. federal income tax matters.

RAIT conducts its operations through Taberna Realty Finance Trust, a Maryland real estate investment trust (“Taberna”), Independence Realty Trust, Inc., a Maryland corporation (“IRT”), and the RAIT Partnership, L.P. (the “Operating Partnership”), which collectively own substantially all of RAIT’s assets.

RAIT owns all of the common shares of beneficial interest and over 80% of the preferred shares of beneficial interest of Taberna. RAIT owns over 92% of the common stock of IRT. The sole general partner of the Operating Partnership is RAIT General, Inc. (the “General Partner”), and the sole limited partner of the Operating Partnership is RAIT Limited, Inc. (the “Limited Partner”). RAIT owns all of the stock of each of those corporations. As of the date hereof, Taberna, IRT and the Operating Partnership had interests in a portfolio of loans (the “Loans”) and in real properties (such interest in real properties being held in certain cases through direct ownership, and in other cases through an interest in the pass-through entities that own the properties) (the “Equity Interests”).

Taberna, IRT and the Operating Partnership control certain assets through ownership of partnership interests, membership interests and stock ownership as set forth on Schedule I hereto. All of the partnerships and limited liability companies on Schedule I are collectively referred to as the “Partnerships;” all of the corporations on Schedule I are collectively referred to as the “Corporations.”

In connection with the opinions rendered below, we have examined the following:

1)	RAIT Amended and Restated Declaration of Trust, including Articles Supplementary (collectively, the “Declaration of Trust”), and bylaws (“Bylaws”), as amended through the date hereof;

2)	Taberna Declaration of Trust, including Articles Supplementary and Bylaws as amended through the date hereof;

3)	IRT Articles of Amendment and Restatement and Bylaws as amended through the date hereof;

4)	the Registration Statement, the Prospectus and the documents incorporated by reference therein;

5)	the organizational documents of each of the Partnerships and Corporations;

6)	documents evidencing the Loans;

7)	documents evidencing the Equity Interests;

8)	such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed generally that:

1. Each of the documents referred to above has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

2. During the taxable years ended December 31, 1998 through December 31, 2012 and subsequent taxable years, RAIT, Taberna, IRT, the Partnerships and the Corporations have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in certificates, dated the date hereof and executed by duly appointed officers of RAIT (the “RAIT Officer’s Certificate”), IRT (the “IRT Officer’s Certificate”) and Taberna (the “Taberna Officer’s Certificate,” and together with the RAIT Officer’s Certificate and the IRT Officer’s Certificate, the “Officers’ Certificates”), true for such years.

3. Neither RAIT, Taberna, IRT nor the Operating Partnership will make any amendments to their organizational documents after the date of this opinion that would affect RAIT’s, IRT’s or Taberna’s qualifications as real estate investment trusts (each a “REIT”) for any taxable year.

4. No action will be taken by RAIT, Taberna, IRT the Partnerships or the Corporations after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied as to factual matters only upon the correctness of the representations contained in the Officers’ Certificates. We are not aware of any facts inconsistent with the statements in the Officers’ Certificates. Where such factual representations contained in the Officers’ Certificates involve the terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have explained such terms to RAIT’s, IRT’s and Taberna’s representatives and are satisfied that such representatives understand the terms and are capable of making such factual representations.

Based solely on the documents and assumptions set forth above, the representations set forth in the Officers’ Certificates, the Prospectus, including the discussion in the Prospectus incorporated by reference from exhibit 99.1 of RAIT’s Annual Report on Form 10-K for the year ended December 31, 2012, we are of the opinion that:

(a)	RAIT qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2012, and RAIT’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2013, and in the future;

(b)	Taberna qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2012, and Taberna’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2013, and in the future;

(c)	IRT qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable year ended December 31, 2012, and IRT’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2013, and in the future;

(d)	the description of the law and the legal conclusion contained in exhibit 99.1 of RAIT’s Annual Report on Form 10-K for the year ended December 31, 2012 are correct in all material respects, and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of the Common Stock.

The opinion set forth above represents our conclusion based upon the documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations could affect the opinions referred to herein. We will not review on a continuing basis RAIT’s, Taberna’s, IRT’s nor the Operating Partnership’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificates. Accordingly, no assurance can be given that the actual results of RAIT’s, Taberna’s, IRT’s or Operating Partnership’s operations for its 2013 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of rendering this opinion, we have not undertaken an independent investigation of all of the facts referred to in this letter and the Officers’ Certificates.

The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent RAIT, IRT or Taberna from qualifying as a REIT.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Opinions.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD,

a professional corporation

SCHEDULE I

Each entity listed below is either a partnership or disregarded entity for federal income tax purposes, except for entities designated as a qualified REIT subsidiary (QRS), taxable REIT subsidiary (TRS), real estate investment trust (REIT) or grantor trust.

156 William Leasing Manager, LLC, a Delaware limited liability company
444 Cedar Tower Member, LLC, a Delaware limited liability company
444 Cedar Tower Owner, LLC, a Delaware limited liability company
1805 Old Alabama Road Manager, LLC, a Georgia limited liability company
1805 Old Alabama Road, LLC, a Georgia limited liability company
1901 Newport Investor, LLC, a Delaware limited liability company
210-218 The Promenade North LLC, a California limited liability company
Apartments of Mandalay Bay, LLC, a Delaware limited liability company
Aslan Centerpoint, LLC, a Kentucky limited liability company
Aslan Chalkville, LLC, a Kentucky limited liability company
Aslan Terrace, LLC, a Kentucky limited liability company
Augusta Apartments Nevada, LLC, a Delaware limited liability company
Balcones Club Apartments Investor, LLC, a Delaware limited liability company
Beachcomber Beach Resort Florida, LLC, a Delaware limited liability company
Belle Creek IR Holdings, LLC, a Delaware limited liability company
Belle Creek Member, LLC, a Delaware limited liability company
Belle Creek, LLC, a Delaware limited liability company
Boca Yamato, LLC, a Delaware limited liability company
Brandywine-Cherry Hill, Inc., a New Jersey corporation (QRS)
Brandywine-Willow Grove, Inc., a Pennsylvania corporation (QRS)
Briargate Class B Member, LLC, a Delaware limited liability company
Broadstone I Preferred, LLC, a Delaware limited liability company
Cardinal Motel Florida, LLC, a Delaware limited liability company
Centrepoint IR Holdings, LLC, a Delaware limited liability company
Centrepoint Member, LLC, a Delaware limited liability company
Coles Crossing Preferred Member, LLC, a Delaware limited liability company
Colonial Parc Apartments Arkansas, LLC, a Delaware limited liability company
Colonial Parc Member, LLC, a Delaware limited liability company
Copper Mill IR Holdings, LLC, a Delaware limited liability company
Copper Mill Member, LLC, a Delaware limited liability company
CP/GP, Inc., a Pennsylvania corporation (QRS)
Creekside Equity Partner, LLC, a Delaware limited liability company
Creekstone Colony Lakes Holdings, LLC, a Delaware limited liability company
Creekstone Colony Lakes Member, LLC, a Delaware limited liability company
Creekstone Colony Lakes, LLC, a Delaware limited liability company
Crestmont IR Holdings, LLC, a Delaware limited liability company
Crestmont Member, LLC, a Delaware limited liability company
CRP Commercial Services, LLC, a Delaware limited liability company
Cumberland IR Holdings, LLC, a Delaware limited liability company
Cumberland Member, LLC, a Delaware limited liability company
Daytona Portfolio, LLC, a Delaware limited liability company
Del Aire Florida, LLC, a Delaware limited liability company
Desert Wind Arizona Owner, LLC, a Delaware limited liability company
Desert Wind Holdings, LLC, a Delaware limited liability company
Desert Wind Member, LLC, a Delaware limited liability company
Desert Wind, LLC, a Delaware limited liability company
Eagle Ridge Apartments California, LLC, a Delaware limited liability company
Eagle Ridge Apartments Solar, LLC, a Delaware limited liability company
Eagle Ridge Member, LLC, a Delaware limited liability company
Eagle Ridge, LLC, a Delaware limited liability company
Ellington Condos Florida, LLC, a Delaware limited liability company
Ellington Development Florida, LLC, a Delaware limited liability company
Ellington Member, LLC, a Delaware limited liability company
Emerald Bay Apartments Nevada, LLC, a Delaware limited liability company
Emerald Bay Manager, LLC, a Delaware limited liability company
Emerald Bay Member, LLC, a Delaware limited liability company
Executive Center Member, LLC, a Delaware limited liability company
Executive Center Wisconsin, LLC, a Delaware limited liability company
Four Resource Member, LLC, a Delaware limited liability company
Four Resource Square, LLC, a Delaware limited liability company
Global Insurance Advisors, LLC, a Delaware limited liability company
Grand Terrace Apartments California, LLC, a Delaware limited liability company
Grand Terrace Apartments Solar, LLC, a Delaware limited liability company
Grand Terrace Member, LLC, a Delaware limited liability company
Grand Terrace, LLC, a Delaware limited liability company
Harbor Run Equity Partner, LLC, a Delaware limited liability company
Heritage Trace IR Holdings, LLC, a Delaware limited liability company
Heritage Trace Member, LLC, a Delaware limited liability company
Holland Gardens Equity Partner, LLC, a Delaware limited liability company
Independence Mortgage Fund I OP Holder, LLC, a Delaware limited liability company
Independence Mortgage Fund I, LLC, a Delaware limited liability company
Independence Mortgage Fund I, LP, a Delaware limited partnership
Independence Mortgage Fund Manager, LLC, a Delaware limited liability company
Independence Mortgage Fund REIT I, Inc., a Delaware corporation (QRS)
Independence Mortgage Fund Sub I, Inc., a Delaware corporation (QRS)
Independence Mortgage Trust OP Holder, LLC, a Delaware limited liability company
Independence Mortgage Trust, Inc., a Delaware corporation (QRS)
Independence Mortgage Trust, LP, a Delaware limited partnership
Independence Realty Advisors, LLC, a Delaware limited liability company
Independence Realty Operating Partnership, LP, a Delaware limited partnership
Independence Realty Securities, LLC, a Delaware limited liability company
Independence Realty Trust, Inc., a Maryland corporation (REIT)
Inverness Preferred Member, LLC, a Delaware limited liability company
IRT Belle Creek Apartments Colorado, LLC, a Delaware limited liability company
IRT Centrepoint Arizona, LLC, a Delaware limited liability company
IRT Copper Mill Apartments Texas, LLC, a Delaware limited liability company
IRT Crestmont Apartments Georgia, LLC, a Delaware limited liability company
IRT Cumberland Glen Apartments Georgia, LLC, a Delaware limited liability company
IRT Heritage Trace Apartments Virginia, LLC, a Delaware limited liability company
IRT Runaway Bay Apartments, LLC, a Delaware limited liability company
IRT Tresa At Arrowhead Arizona, LLC, a Delaware limited liability company
Jupiter Communities, LLC, a Delaware limited liability company
Knoxville Preferred Member, LLC, a Delaware limited liability company
Lafayette English Apartments, LP, a Texas limited partnership
Lafayette English GP, LLC, a Delaware limited liability company
Lafayette English Member, LLC, a Delaware limited liability company
Las Vistas Arizona Owner, LLC, a Delaware limited liability company
Las Vistas Holdings, LLC, a Delaware limited liability company
Las Vistas Member, LLC, a Delaware limited liability company
Las Vistas, LLC, a Delaware limited liability company
Lexington Mill Mississippi Member, LLC, a Delaware limited liability company
Lexington Mill Mississippi Owner, LLC, a Delaware limited liability company
Long Beach Promenade Holdings, LLC, a Delaware limited liability company
Madison Park Apartments Indiana, LLC, a Delaware limited liability company
Madison Park Member, LLC, a Delaware limited liability company
Mandalay Investor I, LLC, a Delaware limited liability company
Mandalay Investor II, LLC, a Delaware limited liability company
Mandalay Member, LLC, a Delaware limited liability company
Mandalay Owner Texas, LLC, a Delaware limited liability company
Mays Crossing Member, LLC, a Delaware limited liability company
McDowell Mountain Arizona, LLC, a Delaware limited liability company
McDowell Mountain Member LLC, a Delaware limited liability company
MC Phase II Leasehold, LLC, a Delaware limited liability company
MC Phase II Owner, LLC, a Delaware limited liability company
Meadows on Westbrook Investor, LLC, a Delaware limited liability company
MGS Gift Shop Florida, LLC, a Delaware limited liability company
Mineral Center Colorado, LLC, a Delaware limited liability company
Mineral Center Member, LLC, a Delaware limited liability company
Murrells Retail Associates, LLC, a Delaware limited liability company
Murrells Retail Holdings, LLC, a Delaware limited liability company
New Stonecrest Preferred, LLC, a Delaware limited liability company
Oyster Point Apartments Virginia, LLC, a Delaware limited liability company
Oyster Point Member, LLC, a Delaware limited liability company
Parkdales Equity Member, LLC, a Delaware limited liability company
Penny Lane Arizona Owner, LLC, a Delaware limited liability company
Penny Lane Holdings, LLC, a Delaware limited liability company
Penny Lane Manager, LLC, a Delaware limited liability company
Penny Lane Member, LLC, a Delaware limited liability company
PlazAmericas Mall Texas, LLC, a Delaware limited liability company
PRG-RAIT Portfolio Manager, LLC, a Delaware limited liability company
PRG-RAIT Portfolio Member, LLC, a Delaware limited liability company
RAIT 500 Michigan, LLC, a Delaware limited liability company
RAIT Amarillo, LLC, a Delaware limited liability company
RAIT Aslan Centerpoint, LLC, a Delaware limited liability company
RAIT Aslan Chalkville, LLC, a Delaware limited liability company
RAIT Aslan Terrace, LLC, a Delaware limited liability company
RAIT Asset Holdings, LLC, a Delaware limited liability company
RAIT Asset Holdings IV, LLC, a Delaware limited liability company
RAIT Asset Management, LLC, a Delaware limited liability company
RAIT Atria, LLC, a Delaware limited liability company
RAIT Broadstone, Inc. , a Delaware corporation (QRS)
RAIT Capital Corp., a Delaware corporation (QRS)
RAIT Capital Limited, an Ireland limited company (TRS)
RAIT CMBS Conduit I, LLC, a Delaware limited liability company
RAIT CMBS Conduit II, LLC, a Delaware limited liability company
RAIT Community Development Fund, LP, a Pennsylvania limited partnership
RAIT CRE CDO I, LLC, a Delaware limited liability company
RAIT CRE CDO I, Ltd., a Cayman Island exempted company (QRS)
RAIT CRE Conduit I, LLC, a Delaware limited liability company
RAIT CRE Holdings, LLC, a Delaware limited liability company
RAIT Equity Holdings I, LLC, a Delaware limited liability company
RAIT Executive Mews Manager I, Inc., a Delaware corporation (QRS)
RAIT Executive Mews Manager II, Inc., a Delaware corporation (QRS)
RAIT Executive Mews Manager III, Inc., a Delaware corporation (QRS)
RAIT Funding, LLC, a Delaware limited liability company (TRS)
RAIT General, Inc., a Maryland corporation (QRS)
RAIT Jupiter Holdings, LLC, a Delaware limited liability company (TRS)
RAIT Lakemoor Investor, LLC, a Delaware limited liability company
RAIT Limited, Inc., a Maryland corporation (QRS)
RAIT Lincoln Court, LLC, a Delaware limited liability company
RAIT Loan Acquisitions I, LLC, a Delaware limited liability company
RAIT NTR Holdings, LLC, a Delaware limited liability company
RAIT Old Alabama Road, LLC, a Delaware limited liability company
RAIT Old Town Investor, LLC, a Delaware limited liability company
RAIT Partnership, L.P., a Delaware limited partnership
RAIT Preferred Funding II, LLC, a Delaware limited liability company
RAIT Preferred Funding II, Ltd., a Cayman Island exempted company (QRS)
RAIT Preferred Holdings I, LLC, a Delaware limited liability company
RAIT Preferred Holdings II, LLC, a Delaware limited liability company
RAIT Quito-B, LLC, a Delaware limited liability company
RAIT Quito-C, LLC, a Delaware limited liability company
RAIT Reuss B Member, LLC, a Delaware limited liability company
RAIT Reuss C Member, LLC, a Delaware limited liability company
RAIT Reuss D Member, LLC, a Delaware limited liability company
RAIT Reuss Federal Plaza, LLC, a Delaware limited liability company
RAIT Reuss Member, LLC, a Delaware limited liability company
RAIT Rutherford A, LLC, a Delaware limited liability company
RAIT Sabel Key Manager, Inc., a Delaware corporation (QRS)
RAIT Sharpstown TRS, LLC, a Delaware limited liability company
RAIT Stonecrest, LLC, a Delaware limited liability company
RAIT Towne Square, LLC, a Delaware limited liability company
RAIT TRS, LLC, a Delaware limited liability company (TRS)
RAIT Urban Holdings, LLC, a Delaware limited liability company
RAIT-CVI III Belle Creek, LLC, a Delaware limited liability company
RAIT-CVI III, LLC, a Delaware limited liability company
RAIT-PRG Member, LLC, a Delaware limited liability company
Regency Manor Florida Owner, LLC, a Delaware limited liability company
Regency Manor Member, LLC, a Delaware limited liability company
Regency Meadows Nevada Member, LLC, a Nevada limited liability company
Regency Meadows Nevada, LLC, a Nevada limited liability company
Regency Meadows, LLC, a Delaware limited liability company
REM-Cherry Hill, LLC, a New Jersey limited liability company
REM-Willow Grove, Inc., a Pennsylvania corporation (QRS)
REM-Willow Grove, L.P., a Pennsylvania limited partnership
Remington Florida Member, LLC, a Delaware limited liability company
Remington Florida, LLC, a Delaware limited liability company
Rutherford Plaza A Member I, LLC, a Delaware limited liability company
Rutherford Plaza A Member II, LLC, a Delaware limited liability company
Rutherford Plaza A Member III, LLC, a Delaware limited liability company
Rutherford Plaza Manager, Inc., a Delaware corporation (QRS)
Rutherford Preferred, LLC, a Delaware limited liability company
Sandal Ridge Arizona Owner, LLC, a Delaware limited liability company
Sandal Ridge Holdings, LLC, a Delaware limited liability company
Sandal Ridge Member, LLC, a Delaware limited liability company
Sandal Ridge, LLC, a Delaware limited liability company
Saxony Inn Florida, LLC, a Delaware limited liability company
Sharpstown Mall Texas, LLC, a Delaware limited liability company
Sharpstown Member, LLC, a Delaware limited liability company
Silversmith Creek Florida Member, LLC, a Delaware limited liability company
Silversmith Creek Florida Owner, LLC, a Delaware limited liability company
Southgreen Apartments Indiana, LLC, a Delaware limited liability company
Southgreen Member, LLC, a Delaware limited liability company
South Plaza Center Owner, LLC, a Delaware limited liability company
South Plaza Member, LLC, a Delaware limited liability company
St. Pete Beach Holdings, LLC, a Delaware limited liability company
Sunny Shores Resort Florida, LLC, a Delaware limited liability company
Taberna Capital Management, LLC, a Delaware limited liability company (TRS)
Taberna Equity Funding, Ltd., a Cayman Island exempted company (TRS)
Taberna Funding Capital Trust I, a Delaware statutory trust (grantor trust)
Taberna Funding Capital Trust II, a Delaware statutory trust (grantor trust)
Taberna IR Holdings Member, LLC, a Delaware limited liability company
Taberna Preferred Funding VIII, Ltd., a Cayman Islands exempted company (TRS)
Taberna Preferred Funding IX, Ltd., a Cayman Islands exempted company (TRS)
Taberna Preferred Funding VIII, Inc., a Delaware corporation (TRS)
Taberna Preferred Funding IX, Inc., a Delaware corporation (TRS)
Taberna Realty Finance Trust, a Maryland real estate investment trust (REIT)
Taberna Realty Holdings Trust, Maryland business trust (QRS)
Taberna VII Equity Trust, LLC, a Delaware limited liability company
Taberna IX Equity Trust, LLC, a Delaware limited liability company
Tiffany Square, LLC , a Delaware limited liability company
Tiffany Square Member, LLC , a Delaware limited liability company
Trails at Northpoint Mississippi Member, LLC, a Delaware limited liability company
Trails at Northpoint Mississippi Owner, LLC, a Delaware limited liability company
Treasure Island Resort Florida, LLC, a Delaware limited liability company
Tresa At Arrowhead Member, LLC, a Delaware limited liability company
Tresa IR Holdings, LLC, a Delaware limited liability company
Tuscany Bay Apartments Florida, LLC, a Delaware limited liability company
Tuscany Bay Member, LLC, a Delaware limited liability company
Ventura Florida Member, LLC, a Delaware limited liability company
Ventura Florida Owner, LLC, a Delaware limited liability company
Vista Lago Condos, LLC, a Delaware limited liability company
Vista Lago Member, LLC, a Delaware limited liability company
Willow Creek Apartments Investor, LLC, a Delaware limited liability company
Willows at Lone Mountain West, LLC, a Nevada limited liability company
Willows Member, LLC, a Delaware limited liability company
Yamato Investor I, LLC, a Delaware limited liability company
Yamato Investor II, LLC, a Delaware limited liability company
Yamato Member, LLC, a Delaware limited liability company